UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

FOXO TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

FOXO TECHNOLOGIES INC.

477 SOUTH ROSEMARY AVENUE

SUITE 224

WEST PALM BEACH, FL, 33401

September [*], 2025

NOTICE OF WRITTEN CONSENT OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

To the Stockholders of FOXO Technologies Inc.:

This Notice and the accompanying Information Statement are being furnished to the stockholders of FOXO Technologies Inc., a Delaware corporation (the “Company,” “we,” “us,” or “our”), in connection with the corporate actions described below taken by the Company’s Board of Directors (“Board”) and by, Rennova Health, Inc. (which is controlled by the Company’s CEO), a shareholder representing a majority of the voting control of the Company (the “Majority Shareholder”). The Majority Shareholder, by written consent in lieu of a meeting delivered on September 2, 2025, pursuant to Section 228 of Title 8 the Delaware General Corporation Law (“DGCL”) and Section 2.9 of our bylaws, provided approval for the following corporate actions:

Item 1.	Approval of a proposal to amend our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding Class A Common Stock (the “Common Stock”) any time before July 31, 2026, at a ratio ranging from one-for-ten (1:10) to one-for-five hundred (1:500) (the “Reverse Split”) with the exact ratio within such range to be determined at the sole discretion of the Company’s Board of Directors (the “Board”), without further approval or authorization of our stockholders before the filing of an amendment to the Certificate of Incorporation effecting the proposed Reverse Split;

All of the members of the Board, by unanimous written consent in lieu of a meeting, as provided under the DGCL, provided similar authorizations on August 27, 2025.

The accompanying Information Statement is being furnished to our stockholders of record as of September 2, 2025 (the “Record Date”), in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated by the Securities and Exchange Commission (the “SEC”) thereunder, solely for the purpose of informing our stockholders of the actions taken by written consent. As the matters set forth in the accompanying Information Statement have been duly authorized and approved by the written consent of the holders of more than a majority of the Company’s voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder, including Regulation 14C. The accompanying Information Statement also serves as the notice required by Section 228 of Title 8 of the DGCL of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders. You do not need to do anything in response to this Notice and the Information Statement.

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Exchange Act, the Reverse Split cannot become effective until 20 days from the date of mailing of the Definitive Information Statement to our stockholders as of the Record Date.

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THIS IS NOT A NOTICE OF A MEETING AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Seamus Lagan
Seamus Lagan

Chief Executive Officer

September [*], 2025

Vote Required

The vote, which was required to approve the Reverse Split, was the affirmative vote of the holders of a majority of the Company’s voting stock. Each share of Common Stock, Series B Preferred Stock, and Series C Preferred Stock entitles the holder thereof to one vote. The shares of Series D Preferred Stock (except in limited circumstances) have no voting rights. Each share of Series A Preferred Stock entities the holder to cast the number of votes determined by dividing the Stated Value ($1,000) by the higher of $0.199 (subject to adjustment) or the volume-weighted average price (“VWAP”) of the trading day immediately prior to the record date. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and the holders of Common Stock vote together as one class on all matters submitted to a vote of stockholders of the Company.

The record date for determining those shareholders of the Company entitled to receive this Information Statement is the close of business on September 2, 2025 (the “Record Date”). As of the Record Date, the Company had an aggregate voting power of 168,891,893 votes attributable to all outstanding shares of voting stock outstanding, with 67,167,410 shares being votable Common Stock, and 101,724,483 shares being votable Preferred Stock. All outstanding shares are fully paid and nonassessable.

Vote Obtained

Section 228(a) of the DGCL and Section 2.9 of our bylaws provide that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, via written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The approximate ownership percentage of the voting stock of the Company as of the Record Date of the consenting stockholders who voted to approve the Reverse Split totaled in the aggregate approximately 60%.

Notice Pursuant to Section 228 of the DGCL

Pursuant to Section 228 of the DGCL, no advance notice is required to be provided to the other shareholders, who have not consented in writing to such action, of the taking of the stated corporate action without a meeting of stockholders. No additional action will be undertaken pursuant to such written consents, and no dissenters’ rights under the DGCL are afforded to the Company’s stockholders as a result of the action to be taken.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

The following approvals should be read in conjunction with the information provided in the Table of Contents above.

ITEM 1. – REVERSE STOCK SPLIT

Overview

On August 27, 2025, the Board acted unanimously to adopt the proposal for a reverse split (the “Reverse Split Proposal”) to amend our Certificate of Incorporation to enable a potential reverse stock split of our issued and outstanding Common Stock at a ratio ranging from one-for-ten (1:10) to one-for-five hundred (1:500) (the “Reverse Split”) with the exact ratio within such range to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion provided that the Reverse Split be effected prior to July 31, 2026.

Effecting the Reverse Split requires that Article IV of our Certificate of Incorporation be amended to include a reference to the Reverse Split. If approved, the Reverse Split will be effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation, in the form attached to this proxy statement as Appendix A, with the Secretary of State of Delaware, with such filing to occur, if at all, at the sole discretion of the Board and prior to July 31, 2026.

If implemented, except for de minimis adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares would not be affected by the Reverse Split.

The text of Appendix A remains subject to modification to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to implement the Reverse Split.

Purpose and Rationale for the Reverse Split

Our Common Stock is quoted on the OTC Markets under the symbol “FOXO.” Our Common Stock is currently trading at low prices. The Reverse Split is intended to increase the per share stock price for a potential quotation on OTCQB, which requires a sustained trading price of $0.01 or higher. We believe that if we are successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If we are successful in generating interest among such entities, we anticipate that our Common Stock would have greater liquidity and a stronger investor base. In addition to increasing the market price of our Common Stock, the Reverse Split would also reduce certain of our costs, as discussed below. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Split is in the Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, although we cannot provide any assurance that the post Reverse Split price would remain following the Reverse Split.

Reducing the number of outstanding shares of our Common Stock through the Reverse Split is intended, absent other factors, to increase the per share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after the Reverse Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Split may be lower than the total market capitalization before the Reverse Split.

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In evaluating the Reverse Split, our Board also took into consideration negative factors associated with Reverse Split. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. The Board, however, determined that these negative factors were outweighed by the potential benefits.

Our Board does not intend for this transaction to be the first step in a series of plans or proposals to effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

In addition, because the number of authorized shares of our Common Stock will not be reduced, the Reverse Split will result in an effective increase in the authorized but unissued number of shares of our Common Stock. The effect of the relative increase in the amount of authorized and unissued shares of our Common Stock would allow us to issue additional shares of Common Stock in connection with future financings, employee and director benefit programs and other desirable corporate activities, without requiring our stockholders to approve an increase in the authorized number of shares of Common Stock each time such an action is contemplated.

Potential Disadvantages of the Reverse Split

We cannot assure you that the Reverse Split will accomplish any of the above objectives for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our shares, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-split shares, or result in any permanent increase in the market price of our Common Stock, which is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual holder of Common Stock would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing holders of Common Stock in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Except as set forth in this Proxy Statement, we have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock subsequent to this proposed increase in the number of authorized shares at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares to any particular purpose. However, we have in the past conducted certain public and private offerings of our securities, and we will continue to require additional capital in the near future to fund our operations. As a result, it is foreseeable that we will seek to issue such additional shares of Common Stock in connection with any such capital raising activities, or any of the other activities described above. The Board does not intend to issue any Common Stock or securities convertible into Common Stock except on terms that the Board deems to be in the best interests of us and our stockholders.

Determination of the Ratio for the Reverse Split

In determining the split ratio to use, the Board will consider numerous factors, including the historical and projected performance of our Common Stock and prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split. The Board will also consider the impact of the split ratios on investor interest. The purpose of selecting a range is to give the Board the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of September 2, 2025, after completion of the Reverse Split, we will have between 6,716,741 and 134,334 shares of Common Stock outstanding, depending on the “Approved Split Ratio” selected by the Board.

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Principal Effects of the Reverse Split

After the effective date of the proposed Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, and the lack of adjustment of the conversion price of the Series A Preferred Stock, the proposed Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the proposed Reverse Split (other than as a result of the rounding up of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Split would continue to hold 2% of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Split. The number of stockholders of record also will not be affected by the proposed Reverse Split.

The following table contains the approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following a one-for-ten (1:10), one-for-two hundred and fifty (1:250) and one-for-five hundred (1:500) Reverse Split, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of September 2, 2025.

After Each Reverse Split Ratio

	Current	1:10	1:250	1:500
Class A Common Stock Authorized(1)	500,000,000	500,000,000	500,000,000	500,000,000
Class A Common Stock Outstanding	67,167,410	6,716,741	268,669	134,334
Number of Shares of Class A Common Stock Reserved for Issuance	64,997,761	6,499,776	259,991	129,995
Number of Shares of Class A Common Stock Authorized but Unissued and Unreserved	367,834,829	486,783,483	499,471,340	499,735,671
Estimated price per share, based on the closing price of our Class A Common Stock on September 2, 2025	$0.006	$0.06	$1.50	$3.00

(1)	The Reverse Split will not have any impact on the number of shares of Common Stock we are authorized to issue under our Certificate of Incorporation.

After the effective date of the Reverse Split, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

Our Common Stock and Public Warrants are currently registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect the registration of our Common Stock or Public Warrants under the Exchange Act. Our Common Stock will continue to be quoted on the OTC Markets under the symbol “FOXO” and the Public Warrants will be quoted on the OTC Markets under the symbol “FOXOW.”

Effect on Outstanding Derivative Securities

Except for the Series A Preferred Stock, the Reverse Split will require that proportionate adjustments be made to the per share exercise price and the number of shares issuable upon the exercise of convertible notes and issued warrants, in accordance with the Approved Split Ratio.

The adjustments to these securities, as required by the Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

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Effect on Stock Option Plans

We have equity incentive plans designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the Common Stock. In the event of a Reverse Split, the Board shall make appropriate adjustment to awards granted under the equity incentive plans. Accordingly, if Board decides to implement the Reverse Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our equity incentive plans, will be proportionately adjusted using the Approved Split Ratio. The Board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split, including any applicable technical, conforming changes.

The number of shares issuable under any individual outstanding stock option shall be rounded up as permitted under the specific terms of our 2022 Plan and the 2020 Plan. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under the 2022 Plan for future stock option and other equity-based grants will be proportionally reduced to reflect the Approved Split Ratio.

Effective Date

If our Board concludes that it is in the best interests of the Company and our stockholders to effect the Reverse Split by July 31, 2026, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware. The actual timing of the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board in its sole discretion but will be no later than July 31, 2026. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by our stockholders. Finally, the Board alone will have sole discretion to determine the final ratio of the Reverse Split within the parameters approved by the shareholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of the State of Delaware (the “Effective Time”).

Upon the filing of the Certificate of Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Split ratio as determined by the Board in its sole discretion.

Notwithstanding the foregoing, we must notify the Financial Industry Regulatory Authority (“FINRA”) of the Reverse Split by filing the requisite documents no later than 10 days prior to the anticipated record date of such actions.

Treatment of Fractional Shares

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

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Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Record and Beneficial Stockholders

As of the Record Date, we had 71 holders of record of our Common Stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of Common Stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

If our Board elects to implement the Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Reverse Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL THEY ARE REQUESTED TO DO SO.

Anti-Takeover and Dilutive Effects

The authorized Common Stock will not be diluted as a result of the Reverse Split. The Common Stock that is authorized but unissued provides the Board with flexibility to effect among other transactions, public or private financings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Certificate of Amendment would continue to give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or regulations. The Certificate of Amendment is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued common stock or preferred stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

Accounting Consequences

The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

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No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to the Reverse Split and we will not independently provide our stockholders with any such right if the Reverse Split is implemented.

Certain Material Federal U.S. Income Tax Consequences of the Reverse Split

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Split by a U.S. stockholder who holds the shares as a capital asset. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Common Stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to any stockholder who may be subject to special tax rules, including, without limitation: (1) stockholders subject to the alternative minimum tax; (2) banks, insurance companies, or other financial institutions; (3) tax-exempt organizations; (4) dealers in securities or commodities; (5) regulated investment companies or real estate investment trusts; (6) traders in securities who elect to use a mark-to-market method of accounting for their securities holdings; (7) U.S. stockholders whose “functional currency” is not the U.S. dollar; (8) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (9) persons who acquire shares of Common Stock in connection with employment or other performance of services; (10) dealers and other stockholders who do not own their shares of Common Stock as capital assets; (11) U.S. expatriates, (12) foreign persons; (13) resident alien individuals; or (14) stockholders who directly or indirectly hold their stock in an entity that is treated as a partnership for U.S. federal tax purposes. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the Reverse Split.

There can be no assurance that the Internal Revenue Service (the “IRS”) will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Split.

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Based on the assumption that the Reverse Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion, the following U.S. federal income tax consequences should result from the Reverse Split:

●	a stockholder should not recognize gain or loss in the Reverse Split;

●	the aggregate tax basis of the post-Reverse Split shares should be equal to the aggregate tax basis of the pre-Reverse Split shares; and

●	the holding period of the post-Reverse Split shares should include the holding period of the pre-Reverse Split shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF A REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF A REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as the Record Date, the number of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all current executive officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from the date hereof. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o FOXO Technologies Inc., 477 South Rosemary Ave., Suite 224, West Palm Beach, FL 33401.

Applicable percentage of ownership is based on 67,167,410 shares of Common Stock, 20,242.47 shares of Series A Preferred Stock, 3,245 shares of Series B Preferred Stock, 303.75 shares of Series C Preferred Stock, and 4,312 shares of Series D Preferred Stock issued as of the Record Date.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock (6)	% of Class (7)	% of Votes
Directors, Named Executive Officers, and Executive Officers:
Seamus Lagan, Chief Executive Officer, Interim Chief Financial Officer, and Director (1)	51,440	*	*
Mark White, former Interim Chief Executive Officer and Director (2)	11,912	*	*
Bret Barnes, Director (3)	450	*	*
Francis Colt deWolf III, Director	-	*	*
Trevor Langley, Director (4)	51,440	*	*
All current directors and executive officers as a group (five individuals) (5)	63,802	*	*

*	less than 1%.

(1)	Shares are owned by Rennova Health, Inc. (“RHI”). Mr. Lagan is the Chief Executive Officer and President and a director of RHI. Mr. Lagan disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 8,050 shares of Series A Preferred Stock, which are not included in the above table.

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(2)	Includes 11,912 shares of Common Stock held by KR8 AI, an entity which Mr. White controls. On December 5, 2024, KR8 AI was issued 3,000 shares of Series D Preferred Stock, which are not included in the above table.

(3)	Includes (i) 168 shares of Common Stock held by Mr. Barnes that are subject to forfeiture pursuant to the Management Contingent Share Plan; and (ii) 282 shares of Common Stock underlying vested options held by Mr. Barnes.

(4)	Shares are owned by RHI. Mr. Langley is a director of RHI. Mr. Langley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. RHI currently owns 8,050 shares of Series A Preferred Stock, which are not included in the above table.

(5)	Our current directors and executive officers are: Francis Colt deWolf III (Director), Bret Barnes (Director), Mark White (Director), Seamus Lagan (Chief Executive Officer, Interim Chief Financial Officer, and Director) and Trevor Langley (Chairman and Director).

(6)	These amounts are based upon information available to the Company as of the date hereof.

(7)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Series A Preferred Stock (1)	% of Class (2)	% of Votes
Rennova Health, Inc. 477 S. Rosemary Avenue, Suite 224 West Palm Beach, Florida 33401	8,050	39.77%	23.95	%(3)
Sabby Volatility Warrant Master Fund, Ltd. Miami Beach, FL	4,462.41	22.04%	13.28	%(4)
Sabby Healthcare Master Fund, Ltd. Miami Beach, FL	1,630.06	8.05%	4.85	%(4)
Chris Diamantis Nashville, TN	6,000	29.64%	17.85	%(5)

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)	Due to the Voting Agreement and Irrevocable Proxies with Sabby Volatility, Sabby Healthcare, and Mr. Diamantis, as described below, the combined voting percentage of RHI is approximately 60%.

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(4)	On February 3, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with each of Sabby Volatility and Sabby Healthcare pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, each of Sabby Volatility and Sabby Healthcare shall, to the extent permissible and consistent with Sabby Volatility and Sabby Healthcare’s internal compliance policies (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by it and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

(5)	On May 8, 2025, RHI entered into a Voting Agreement and Irrevocable Proxy with Mr. Diamantis pursuant to which at every meeting of the stockholders of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of FOXO, Mr. Diamantis shall, to the extent permissible (which may require abstention with respect to certain matters), vote, to the extent not voted by the person(s) appointed under the proxy, the shares of the Company owned by him and any new shares of the Company in such manner as is decided by RHI in its sole and absolute discretion.

Name and Address of Beneficial Owner	Number of Shares of Series B Preferred Stock (1)	% of Class (2)	% of Votes
David S. Nagelberg 2003 Rev. Trust+	250	7.70%	*
Mitchell Kersch+	250	7.70%	*
John Nash+	500	15.40%	*
John Paulsen+	200	6.16%	*
Ardara Capital/ Patrick Mullin+	200	6.16%	*
Portner Partners+	200	6.16%	*
Ryan Wong+	200	6.16%	*

* Less than 1%.

+ Address unknown to the Company.

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares of Series C Preferred Stock (1)	% of Class (2)	% of Votes
Andrew Smukler 404 Via Placita Palm Beach Gardens, FL 33418	135	44.44%	*
Joel Yanowitz & Amy B. Metzenbaum Rev. Trust 3 Stanton Way Mill Valley, CA 94941	135	44.44%	*
Steven Wu 30327 Garfinkle Street Union City, CA 94587	33.75	11.12%	*

* Less than 1%.

(1)	These amounts are based upon information available to the Company as of the date hereof.

(2)	To our knowledge, except as indicated in the footnotes above and subject to state community property laws where applicable, all beneficial owners named in the beneficial ownership table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

INTERESTS OF CERTAIN PERSONS IN THE REVERSE SPLIT

Unless indicated herein, no officer, director, nominee for election as a director, associate of any director, executive officer or nominee, or beneficial owner of more than 5% of our Common Stock has any substantial interest in the matters acted upon by our Board and shareholders, other than in their role as an officer, director or beneficial owner.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the stockholder approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties, and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

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ADDITIONAL INFORMATION

Householding of Materials

Unless we have received contrary instructions, we may send a single copy of this Information Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding”, reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

●	If the shares are registered in the name of the stockholder, the stockholder should contact us at 477 South Rosemary Avenue, Suite 224, West Palm Beach, FL 33401, (612) 800-0059 to inform us of such stockholder’s request; or

●	If a bank, broker, nominee, fiduciary or other custodian holds the shares, the stockholder should contact the bank, broker, nominee, fiduciary or other custodian directly.

Costs

We will make arrangements with brokerage firms and other custodians, nominees, and fiduciaries who are record holders of our Common Stock for the forwarding of this Information Statement to the beneficial owners of our Common Stock. We will reimburse these brokers, custodians, nominees, and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of the Information Statement.

Where you can find more information

We are subject to the information requirements of the Exchange Act, and file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information we file at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities. The SEC maintains a website that contains reports, proxy statements, and other information, including those filed by us, at http://www.sec.gov.

You may request a copy of these filings, at no cost, by requesting them via e-mail from the Company at the following address and telephone number:

Seamus Lagan

Chief Executive Officer

477 South Rosemary Avenue

Suite 224

West Palm Beach, FL 33401

(612) 800-0059

legal@foxotechnologies.com

Our Common Stock is currently quoted on the OTC Markets under the symbol “FOXO.” Our public warrants are currently quoted on the OTC Markets under the symbol “FOXOW.”

Our transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State St 30th floor, New York, NY 10004 and their telephone number is (212) 509-4000.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act. This Information Statement is being mailed on or about September [*], 2025 to all stockholders of record as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

FOXO TECHNOLOGIES INC.

FOXO Technologies Inc., a Delaware corporation (the “Corporation”) does hereby certify that:

FIRST: The name of the Corporation is FOXO Technologies Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Charter”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on July 27, 2025.

THIRD: A new Article IV, Subsection 1 is added to the Charter to provide in its entirety as follows:

“The total number of shares of capital stock that the Corporation shall have authority to issue is 510,000,000 shares, consisting of: (i) 500,000,000 shares of Class A common stock, having a par value of $0.0001 per share (the “Class A Common Stock” and “Common Stock”); and (ii) 10,000,000 shares of preferred stock, having a par value of $0.0001 per share (the “Preferred Stock”).

1. Reverse Stock Split. Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “Effective Time”), each one and [*] ([*]) of outstanding shares of Class A Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “New Common Stock”) based on a ratio of one (1) share of New Common Stock for each one and [*] ([*]) shares of Old Common Stock (the “Reverse Split Ratio”). This reverse stock split (the “Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article IV.

The Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of New Common Stock shall be deliverable upon the Reverse Split, all of which shares of New Common Stock shall be rounded up to the nearest whole number of such shares. No stockholders will receive cash in lieu of fractional shares. All references to “Class A Common Stock” and “Common Stock” in these Articles shall be to the New Common Stock.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of Eastern Time on the date written below.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of [*], 2025.

FOXO TECHNOLOGIES INC.

By:
Name:	Seamus Lagan
Title:	Chief Executive Officer

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